UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 21, 2009 (September 16, 2009)

WesBanco, Inc.
 (Exact name of registrant as specified in its charter)

West Virginia	000-08467	55-0571723
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1 Bank Plaza, Wheeling, WV	26003
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code       (304) 234-9000

Former name or former address, if changed since last report  Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 16, 2009, WesBanco, Inc. entered into an Amended and Restated Credit Agreement and Line of Credit Note (collectively, the “Credit Facility”) with JPMorgan Chase Bank, N.A. providing for aggregate secured borrowings of up to $25 million, and a scheduled maturity date of July 31, 2010.  The Credit Facility accrues interest at an Adjusted LIBOR rate and requires the payment of consecutive quarterly installments of interest only and the payment of any outstanding principal at the maturity date.  The Credit Facility replaces the prior Credit Facility with JPMorgan Chase Bank, N.A. dated July 12, 2006, as amended May 31, 2009 and the agreement includes an applicable interest margin of 2.75% for LIBOR rate advances and 0.50% for prime rate advances as well as an unused line fee of 0.20%.  The Credit Facility also requires WesBanco to maintain at all times a consolidated non-performing asset ratio of not greater than 3.50% and to maintain at all times on a consolidated basis and for each financial institution Subsidiary a categorization as ‘Well Capitalized’ as defined by the regulations of the respective primary Government Authority.  An annual Clean-Up period of at least 30 days is required once per year after the pay down of the line to $0, at least 30 days prior to maturity.  In addition, the Credit Facility requires WesBanco to enter into a Continuing Pledge Agreement which pledges, assigns, transfers and grants to JPMorgan Chase Bank, N.A., a security interest in all of the outstanding stock of its principal banking subsidiary, WesBanco Bank, Inc.  The Credit Facility contains various other conditions precedent to borrowing and affirmative and negative covenants which include the continuing pledge agreement.

The foregoing description of the terms and conditions of the Credit Facility and of the Continuing Pledge Agreement are not complete and are qualified in all respects by the actual provisions of the Credit Facility and the Continuing Pledge Agreement, copies of which have been filed as exhibits to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits

d)	Exhibits:

10.1 – Amended and Restated Credit Agreement between JPMorgan Chase Bank, N.A.
and WesBanco, Inc.

10.2 – Line of Credit Note between JPMorgan Chase Bank, N.A. and WesBanco, Inc.

10.3 – Continuing Pledge Agreement between JPMorgan Chase Bank, N.A. and Wesbanco, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WesBanco, Inc.
(Registrant)

Date: September 21, 2009	/s/ Robert H. Young
Robert H. Young
Executive Vice President and
Chief Financial Officer